SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2011

Z3 ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53443	75-3076597
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7322 S. Rainbow Blvd, Suite 194, Las Vegas, NV	89139
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 702.508.9255

None
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Agreement of Acquisition of HPEV, Inc.

On March 29, 2011, Z3 Enterprises Inc, a Nevada Corporation, (Z3E) entered into Binding Letter of Agreement for the Acquisition (Agreement) with Tim Hassett, B. Mark Hodowanec, C. Quentin Ponder, D. Darren Zellers and HPEV, Inc., a Delaware Corporation.   Z3E purchased all of the shares of HPEV from the existing shareholders in consideration for (a) Twelve million (12,000,000) newly issued common shares of Z3E common stock and (b) One hundred thousand (100,000) newly issued Series B convertible, preferred Z3E stock, each share of which shall be convertible or exchangeable at HPEV’s option into one hundred (100) new issued common shares for a total of 22,000,000 shares (upon conversion) of Z3E stock  (c) Capital investments (contingent upon financing and less cost of capital) in HPEV by Z3E as follows: Phase 1: $550,000 for development of a working prototype in accordance with Exhibit B of the agreement. Phase 2: $5,000,000 upon completion of the working prototype model in accordance with Exhibit B of the agreement; Phase 3: $50,000,000 upon completion of a registered public offering or private placement by Z3E or HPEV.

Assets of HPEV, Inc. includes one patent and 6 patents pending which are listed as follows:

1. Motor w/ Heat Pipes (US App)HAST 9608U16/19/2007 Patent Issued 8/4/097,569,955
2. Motor w/ Heat Pipes (Cont App) - Hermetic HAST 9608C16/31/2009 Patent Pending #12/533,236
3. Motor w/ Heat Pipes (CIP App) - new submersible HAST 9608C27/31/2009 Patent Pending #12/533,245
4. Composite Heat Pipes (US App)HAST D099U11/12/2009 Patent Pending #12/352,3013
5. Bearing Cooler (US App)HAST D151U14/3/2009 Patent Pending #12/418,162
6. Tot Encl'd Air-HP-Air Cooled (US App)HAST D261U18/6/2009 Patent Pending #12/536,921
7. PHEV System (US App) HAST D428US7/2/2010 Patent Pending #12/829,603

HPEV’s patents should enable HPEV, or its assignees to convert any vehicle on the road today into a plug in, hybrid electric vehicle (a vehicle powered by either gasoline or electric current). Some of the patents benefit other products as well.  Specifically, they can increase the efficiency of large and small motors used in everything from small appliances to aviation and marine applications.

After the acquisition of HPEV, Z3E shall be the sole shareholder of the company and a representative of Z3E will be appointed to the board of directors of HPEV while HPEV will appoint no more than two members to the board of Z3E.  Management of the day- to-day operations of HPEV shall remain with its current management team.  The transaction’s financial impact will be reflected in Z3E’s upcoming 10-Q.

The foregoing summary of the Agreement for Acquisition and the transaction contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement for Acquisition, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

HPEV shareholders shall transfer all rights, title and interest to all issued and outstanding shares in HPEV to Z3 Enterprises free and clear of all liens and encumbrances.

HPEV shall provide a prototype development schedule and funding budget as well as obtain all required consents and/or regulatory approval of any issued patents or patents pending.

In return Z3E shall:

•	Issue 12 million, Rule 144 shares of stock to the shareholders of HPEV pro rata;
•	Issue 100,000 Preferred Class B shares convertible to Z3E common stock at a rate of 100 to 1;
•	Provide $550,000 in capital to HPEV to fund the development of a prototype;
•	Provide $5,000,000 in additional capital upon completion of the working prototype by Q1-2011;.
•	Initiate a registered public offering or private placement to provide HPEV with $50,000,000 in addition capital in 2012.

The Agreement for Acquisition has been included to provide shareholders and other interested parties with information regarding its terms. The Agreement for Acquisition is not intended to provide any other factual information about Z3E or HPEV. The representations, warranties and covenants contained in the Agreement for Acquisition were made only for the purposes of the Agreement for Acquisition and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement for Acquisition instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to shareholders or potential shareholders.  Accordingly, interested parties should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such Agreement of Acquisition,  and (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters such as approval by regulating authorities. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement of Acquisition, which subsequent information may or may not be fully reflected in Z3E’s public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets

Acquisition of HPEV, Inc.

Pursuant to the Agreement for Acquisition dated March 29, 2011,  Z3 Enterprises, Inc. (“Z3E”) acquired HPEV, Inc.  (“HPEV”) whose assets include includes one (1) patent and six (6) patents pending in consideration for (a) Twelve million (12,000,000) newly issued, common shares of stock of Z3 and (b) One hundred thousand (100,000) newly issued Series B convertible preferred stock of Z3, each share of which shall be convertible or exchangeable at HPEV’s option into one hundred (100) new issued ordinary shares for a total of twenty- two million (22,000,000) shares (upon conversion) of common stock of Z3E (c) Capital investments (contingent upon financing and less cost of capital) in HPEV of $550,000 for development of a working prototype in accordance with Exhibit B of the agreement, then $5,000,000 upon completion of the working prototype model in accordance with Exhibit B of the agreement, and finally $50,000,000 upon completion of a registered public offering or private placement by Z3E or HPEV.

HPEV’s patents should enable HPEV, or its assignees to convert any new or existing vehicle into a plug in, hybrid electric vehicle or PHEV (an electric and  gas-powered vehicle).  HPEV’s patent and pending patents can  benefit other products. Specifically, they improve the operating efficiency of small and large motors used in everything from household appliances to boats and airplanes.

After the acquisition, a representative of Z3E will be appointed to HPEV’s board of directors and HPEV shall appoint  no more than 2 members to the board of directors of Z3E.  Prior to the acquisition, no shareholder of HPEV had any material relationship with Z3E.

The foregoing is intended only to be a summary of the acquisition and is qualified in its entirety by the Agreement for Acquisition, which is attached hereto as Exhibit 1.1.  The exhibit is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

In connection with the acquisition of HPEV, the Company is issuing 12,000,000 shares of restricted common stock and 100,000 shares of Series B convertible, preferred stock, each share of which will be convertible or exchangeable at HPEV’s option into 100 shares of Z3 restricted common stock, for a total of 22,000,000 shares (upon conversion) of Z3E stock issued to the shareholders of HPEV as partial consideration pursuant to the Agreement for Acquisition. The shares were authorized for issuance pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

Item 9.01  Financial Statements and Exhibits.

a)    Financial Statements of Business Acquired.

The financial statements of HPEV since inception will be filed as an exhibit to our quarterly report on Form 10-Q for the period ended March 31, 2011 or on a separate Form 8-K not later than 60 days from the date of this report.

Exhibit No.	Description

Exhibit 10.1	Agreement for Acquisition, dated March 29, 2011 and entered into between Z3 Enterprises, Inc and Tim Hassett, B. Mark Hodowanec, C. Quentin Ponder, D. Darren Zellers and HPEV, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2011	Z3 Enterprises, Inc
(Registrant)

	By:	/s/ Ross Giles
Ross Giles, President